Exhibit 10.2

SCHEDULE I TO 2010-1 BASE INDENTURE

DEFINITIONS LIST

“Account Control Agreement” means each of the Box Truck Collection Account Control Agreement and the Box Truck Purchase Account Control Agreement.

“Administration Agreement” means the Administration Agreement, dated as of the Effective Date, by and among UHI, as administrator, each Box Truck SPV, USF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Administrator” means UHI, in its capacity as administrator under the Administration Agreement, or any successor administrator thereunder.

“Administrator Default” is defined in Section 4.3(a) of the Administration Agreement.

“Advance Rate” means, with respect to (i) any TM Truck, 71.00%, (ii) any DC Truck, 85.00 % and (iii) any TT Truck, 79.00%.

 “Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Aggregate Asset Amount” means, as of any Determination Date, an amount equal to the sum of (i) the Aggregate Assumed Asset Value as of such Determination Date, (ii) all Disposition Receivables as of the last day of the Related Monthly Period which were not more than three (3) days past the applicable Disposition Date and (iii) the amount on deposit in the Box Truck Purchase Account as of the last day of the Related Monthly Period (after giving effect to all withdrawals from the Box Truck Purchase Account on such day).

“Aggregate Asset Amount Deficiency” means, as of any Determination Date, the amount, if any, by which the Aggregate Note Balance on the Related Payment Date (after giving effect to all payments to be made on such Payment Date) will exceed the Aggregate Asset Amount as of such Determination Date.

“Aggregate Assumed Asset Value” means, as of any Determination Date, the sum of the Assumed Asset Values as of such Determination Date for all Funded Box Trucks that were Eligible Box Trucks as of the last day of the Related Monthly Period.

“Aggregate Note Balance” means, with respect to any Series of Notes Outstanding, the amount specified in the applicable Series Supplement.

“AMERCO” means AMERCO, a Nevada corporation, and its permitted successors.

“Annual Depreciation Percentage” means, with respect to any number of years, the percentage set forth with respect to such number of years under the heading “Annual Depreciation” on the Assumed Asset Value Schedule.

“Annual Noteholders’ Tax Statement” is defined in Section 4.4 of the 2010-1 Base Indenture.

“Applicants” is defined in Section 2.8 of the 2010-1 Base Indenture.

 “Assumed Asset Value” means, (a) with respect to any Box Truck (i) as of the Determination Date in the Monthly Period during which the In-Service Date with respect to such Box Truck occurred, the Capitalized Cost of such Box Truck and (ii) as of any other Determination Date, the excess of (x) the Assumed Asset Value of such Box Truck as of the immediately preceding Determination Date (or, in the case of the Determination Date in the first full Monthly Period occurring after the In-Service Date with respect to such Box Truck, the Capitalized Cost of such Box Truck) over (y) the product of (A) the Annual Depreciation Percentage corresponding to the number of full years from the In-Service Date with respect to such Box Truck to such Determination Date, (B) the Seasonal Depreciation Percentage for the Related Monthly Period and (C) the Capitalized Cost of such Box Truck and (b) with respect to any Funded Box Truck as of the Effective Date or the Subsequent Funding Date with respect to such Box Truck, the excess of (i) the Capitalized Cost of such Box Truck over (ii) the sum of the product for each full Monthly Period since the In-Service Date with respect to such Box Truck of (x) 15%, (y) the Seasonal Depreciation Percentage for such Monthly Period and (z) the Capitalized Cost of such Box Truck; provided that the Assumed Asset Value on any Determination Date for any Box Truck that has suffered a Casualty on or prior to the last day of the Related Monthly Period will be zero

“Assumed Asset Value Schedule” means Exhibit C to the SPV Fleet Owner Agreement setting forth the Annual Depreciation Percentages and Seasonal Depreciation Percentages with respect to the Box Trucks.

“Authorized Officer” means (a) with respect to USF, any Box Truck SPV, RTAC or the Nominee Titleholder, any Manager, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer of such Person and (b) with respect to UHI, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, or any Assistant Treasurer of UHI.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency or a Foreign Clearing Agency as described in Section 2.15 of the 2010-1 Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Boxes” is defined in Section 1.1 of the Box Truck Purchase Agreement.

“Box Truck” means any TM Truck, DC Truck or TT Truck.

“Box Truck Collection Account” means securities account no. 143953000 entitled “U.S. Bank National Association, as Trustee under the 2010-1 Base Indenture” maintained by the Box Truck Collection Account Securities Intermediary pursuant to the Box Truck Collection Account Control Agreement or any successor securities account maintained pursuant to the Box Truck Collection Account Control Agreement.

“Box Truck Collection Account Control Agreement” means the agreement among USF, each Box Truck SPV, U.S. Bank National Association, as securities intermediary, and the Trustee, dated as of the Effective Date, relating to the Box Truck Collection Account, as the same may be amended and supplemented from time to time.

“Box Truck Collection Account Securities Intermediary” means U.S. Bank National Association or any other securities intermediary that maintains the Box Truck Collection Account pursuant to the Box Truck Collection Account Control Agreement.

“Box Truck Purchase Account” means securities account no. 143953004 entitled “U.S. Bank National Association, as Trustee under the Series 2010-1 Base Indenture” maintained by the Box Truck Purchase Account Securities Intermediary pursuant to the Box Truck Purchase Account Control Agreement or any successor securities account maintained pursuant to the Box Truck Purchase Account Control Agreement.

“Box Truck Purchase Account Control Agreement” means the agreement among USF, each Box Truck SPV, U.S. Bank National Association, as securities intermediary, and the Trustee, dated as of the Effective Date, relating to the Box Truck Purchase Account, as the same may be amended and supplemented from time to time.

“Box Truck Purchase Account Securities Intermediary” means U.S. Bank National Association or any other securities intermediary that maintains the Box Truck Purchase Account pursuant to the Box Truck Purchase Account Control Agreement.

“Box Truck Purchase Agreement” means the Purchase Agreement, dated as of the Effective Date, among each Rental Company party thereto and each Box Truck SPV, as amended, modified or supplemented from time to time.

“Box Truck Purchase Order” is defined in Section 1.1 of the Box Truck Purchase Agreement.

“Box Truck SPV” means each of TM Truck SPV, DC Truck SPV and TT Truck SPV.

“Box Truck SPV Collateral” is defined in Section 3.1(b) of the 2010-1 Base Indenture.

“Box Truck SPV Gross Rental Fees” means, with respect to any Box Truck, the gross rental fees paid by customers, excluding (a) any sales or transactional tax and (b) the Safemove Fees, in each case generated by the rental of such Box Truck through the System.

“Box Truck SPV Limited Liability Company Agreement” means, with respect to any Box Truck SPV, the Operating Agreement of such Box Truck SPV, dated as of October 1, 2010, between USF and the Independent Managers of such Box Truck SPV, as amended, modified or supplemented from time to time in accordance with its terms.

“Box Truck SPV Membership Interests” means all of the issued and outstanding membership interests in each of the Box Truck SPVs.

“Box Truck SPV Permitted Note Limited Guarantee” is defined in Section 8.31 of the 2010-1 Base Indenture.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York, Chicago, Illinois, St. Paul, Minnesota or Phoenix, Arizona.

“Calculation Date” means, (i) with respect to any calculation of the Twelve-Month DSCR on any Determination Date, the last day of the Related Monthly Period and (ii) with respect to any calculation of the Pro Forma DSCR on any Disposition Date, such Disposition Date.

“Canadian Box Truck” means any Box Truck which has been designated by the Fleet Manager for use in the System in Canada.

“Capitalized Cost” means, with respect to any Box Truck, the original aggregate price paid for such Box Truck, including, without duplication, the Purchase Price of the Purchased Assets with respect to such Box Truck and the price paid for all other components thereof, by the applicable Box Truck SPV (or, with respect to any Box Truck contributed as of the Effective Date pursuant to the Sale and Contribution Agreements, by UHLS) to the entities selling such Box Truck or any component thereof to such Box Truck SPV (or, with respect to any Box Truck contributed as of the Effective Date pursuant to the Sale and Contribution Agreements, to UHLS), including delivery charges but excluding taxes and any registration or titling fees; provided, however, that the Capitalized Cost with respect to any Box Truck shall not exceed the amount with respect to such Box Truck set forth on Schedule 2.6 to the applicable Series Supplement.

“Casualty” means, with respect to any Box Truck as of any date of determination, that (i) such Box Truck is destroyed, seized, confiscated or otherwise rendered permanently unfit or unavailable for use as of such date, (ii) such Box Truck has otherwise been missing for one hundred eighty (180) days or more or (iii) if the Twelve-Month DSCR, if any, as of the most recent Determination Date is less than 1.3, such Box Truck has otherwise been missing for sixty (60) days or more.

“Cede” means Cede & Co., a nominee of DTC.

“Certificate of Title” means, with respect to each Box Truck, the certificate of title applicable to such Box Truck duly issued in accordance with the certificate of title act or other similar law of the jurisdiction applicable to such Box Truck.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of that Series as specified in the applicable Series Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time.  References to sections of the Code also refer to any successor sections.

“Collateral” means, collectively, the USF Collateral and the Box Truck SPV Collateral.

“Collateral Agreements” means the SPV Fleet Owner Agreement, each Box Truck SPV Limited Liability Company Agreement, the Administration Agreement, the Box Truck Purchase Agreement, the Nominee Titleholder Agreement, each Sale and Contribution Agreement, any Hedge Agreement and any other agreement, document or instrument relating to the formation, business, operations or administration of any Box Truck SPV.

“Collections” means the Proceeds of the Collateral, including the following: (i) all payments under the SPV Fleet Owner Agreement, including, all Monthly Fleet Owner Payments and Monthly Advances, (ii) all Disposition Proceeds, and all warranty payments and the proceeds of damage claims, which the Fleet Manager is required to deposit into the Box Truck Collection Account, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and (iii) all Investment Income.

“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with any Issuer within the meaning of Section 4001 of ERISA or is part of a group that includes any Issuer and that is treated as a single employer under Section 414 of the Code.

“Company Order” and “Company Request” means a written order or request signed in the name of each Issuer by any one of its Authorized Officers and delivered to the Trustee.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof.  Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.

 “Corporate Trust Office” means the office of the Trustee at which at any particular time the Trustee’s obligations under the Indenture shall be administered, which office at the date of the execution of the 2010-1 Base Indenture is located at 209 South LaSalle Street, 3rd Floor, Chicago, Illinois 60604-1219, Attention: U-Haul 2010-1, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and the Issuers.

 “Cumulative Partial Amortization Payment Amount” means, (i) as of any Determination Date during a DSCR Deficiency Event Period, an amount equal to the sum of the Partial Amortization Payments for all Payment Dates that have occurred during such DSCR Deficiency Event Period as of such Determination Date and (ii) as of any other Determination Date, zero.

“DC Truck” means a model year 2010 or model year 2011 fourteen-foot box truck owned by DC Truck SPV.

“DC Truck SPV” means 2010 DC-1, LLC, a Nevada limited liability company, and its permitted successors.

“Dealer Agreement” means each contract between a Rental Company and an independently-owned Rental Dealer pursuant to which the Rental Company agrees to make trucks, trailers and other rental equipment available to such Rental Dealer and the Rental Dealer agrees to act as agent of the Rental Company and make such rental equipment available to rental customers.

“Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Definitions List” means this Definitions List, as amended or modified from time to time.

“Definitive Notes” is defined in Section 2.15 of the 2010-1 Base Indenture.

“Depository” is defined in Section 2.15(a) of the 2010-1 Base Indenture.

“Determination Date” means, with respect to any Payment Date, the Monthly Fleet Owner Payment Date immediately preceding such Payment Date.

“Discounted Aggregate Asset Amount” means, as of any Determination Date, the sum of (i) the sum of the Discounted Asset Values as of such Determination Date for all Funded Box Trucks that were Eligible Box Trucks as of the last day of the Related Monthly Period, (ii) all Disposition Receivables as of the last day of the Related Monthly Period which were not more than three (3) days past the applicable Disposition Date and (iii) the amount on deposit in the Box Truck Purchase Account as of the last day of the Related Monthly Period (after giving effect to all withdrawals from the Box Truck Purchase Account on such day).

“Discounted Asset Value” means, with respect to (i) any Box Truck, as of any Determination Date, the product of (x) the Advance Rate for such Box Truck and (y) the Assumed Asset Value of such Box Truck as of such Determination Date, (ii) any Funded Box Truck, as of the Effective Date, the product of (x) the Advance Rate for such Box Truck and (y) the Assumed Asset Value of such Box Truck as of the Effective Date and (iii) any Subsequent Box Truck, as of the related Subsequent Funding Date, the product of (x) the Advance Rate for such Box Truck and (y) the Assumed Asset Value of such Box Truck as of such Subsequent Funding Date.

“Disposition Date” means, with respect to a Box Truck, the date on which such Box Truck is sold or otherwise disposed of by or on behalf of the applicable Box Truck SPV.

“Disposition Proceeds” means the proceeds, net of any direct selling expenses and any accrued and unpaid Operating Expenses relating to such Box Truck, from the sale or disposition of a Box Truck.

“Disposition Receivables” means all amounts receivable by a Box Truck SPV or the Fleet Manager, on behalf of a Box Truck SPV, in connection with the auction, sale or other disposition of a Box Truck.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DSCR Deficiency Event Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“DSCR Interest Amount” means, as of any Determination Date, the product of (i) one-twelfth of the Note Rate and (ii) (A) during the Pre-Funding Period, the sum of (x) an amount equal to the sum for all Box Trucks that were subject to the SPV Fleet Owner Agreement as of the Calculation Date of the Discounted Asset Values of such Box Trucks as of the immediately preceding Determination Date (or, in the case of the initial Determination Date, as of the Effective Date or, in the case of Box Trucks financed after the Effective Date but prior to the initial Determination Date, as of the applicable Subsequent Funding Date) and (y) any Targeted Note Balance Shortfall as of the immediately preceding Determination Date (which, for the purposes of the initial Determination Date, shall equal zero) and (B) after the Pre-Funding Period, the Aggregate Note Balance as of the immediately preceding Payment Date (after giving effect to all payments made on such Payment Date).

“DSCR Targeted Principal Amount” means, as of any Determination Date, the sum, for all Box Trucks that were subject to the SPV Fleet Owner Agreement as of the Calculation Date, of the amount, if any, by which (i) the aggregate Discounted Asset Value of such Box Trucks as of the immediately preceding Determination Date (or, in the case of the initial Determination Date, as of the Effective Date or, in the case of any Box Truck that became a Funded Box Truck after the Effective Date but prior to the initial Determination Date, as of the applicable Subsequent Funding Date) exceeds (ii) the aggregate Discounted Asset Value of such Box Trucks as of such Determination Date.

 “DTC” means The Depository Trust Company.

“EDSF Rate” means, as of any date of determination, the bond equivalent rate derived from the Eurodollar Synthetic Forward Curve appearing on Bloomberg page EDSF (or any successor service), adjusted for a 30/360 day count convention.

“Effective Date” means October 1, 2010.

“Eligible Box Truck” means, as of any date of determination, a Box Truck (i) that is owned by a Box Truck SPV free and clear of all Liens other than Permitted Liens, to which such Box Truck SPV, together with the Nominee Titleholder, holds good and marketable title, and which is subject to the SPV Fleet Owner Agreement (ii) (A) the Certificate of Title with respect to which is in the name of such Box Truck SPV or the Nominee Titleholder and notes the Trustee as the only lienholder, or (B) an application for such a Certificate of Title is pending with the appropriate state authorities or an authorized agent thereof for the purposes of Section 9-303(b) of the UCC, (iii) whose cab and chassis are manufactured by either (A) Ford or GM or (B) any other manufacturer with respect to which the Rating Agency Condition has been satisfied, (iv) whose cab and chassis have been purchased by a Box Truck SPV, or prior to the Effective Date, by an Affiliate thereof, directly from the manufacturer or a third-party dealer, (vi) that has been acquired by such Box Truck SPV less than 210 days after the In-Service Date with respect to such Box Truck, (vi) that was made available for rental in the System not later than four (4) days following the date of the completion of the manufacture and installation of the related Box and Other Modifications (provided that if an act of God, war, fire, flood, tempest, accident, civil disturbance, act of governmental authority or other act of authority (de jure or de facto), legal constraint or other similar cause beyond the reasonable control of any Box Truck SPV, the Fleet Manager or any Rental Company prevents such Box Truck from being made available for rental in the System within such four-day period, such Box Truck will not be an Ineligible Box Truck solely as a result thereof so long as such Box Truck is made available for rental in the System not later than thirty (30) days following the date of the completion of the manufacture and installation of the related Box and Other Modifications), (vii) that is not more than eight (8) years old as of such date, as measured from the In-Service Date with respect to such Box Truck (provided, however, that for the purposes of calculating the Aggregate Asset Amount Deficiency on any Determination Date following the Expected Final Payment Date of any Series of Notes, no Box Truck shall be an Ineligible Box Truck solely as a result of being more than eight (8) years old, and (viii) that is not an Uneconomical Box Truck; provided, however, that if at the time of the designation of any Box Truck as a Canadian Box Truck the number of Canadian Box Trucks is greater than an amount equal to 3.0% of the number of all Eligible Box Trucks as of such date, then following such designation as a Canadian Box Truck, such Box Truck shall not be an Eligible Box Truck; provided further that on the first subsequent date that the number of Canadian Box Trucks is less than 3.0% of the number of all Eligible Box Trucks on such date, then such Canadian Box Truck shall become an Eligible Box Truck so long as it and all other Canadian Box Trucks that are Eligible Box Trucks do not constitute more than 3.0% of all Eligible Box Trucks as of such date.

“Eligible Deposit Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.

“Enforcement Event” means any of the events described in Section 8.1 of the SPV Fleet Owner Agreement.

 “Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or at any time hereafter in effect.

“Environmental Permits” is defined in Section 8.27 of the 2010-1 Base Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

 “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)          a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect;

(b)          such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)          the board of directors or other similar governing body of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” is defined in Section 9.1 of the 2010-1 Base Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Final Payment Date” means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the date on which such Series of Notes is expected to be paid in full.

“FDIC” means the Federal Deposit Insurance Corporation.

“Fleet Manager” means UHI, in its capacity as the fleet manager under the SPV Fleet Owner Agreement, and its permitted assigns.

“Fleet Owner Commissions” means, with respect to each Box Truck, the product of (i) the Fleet Owner Percentage and (ii) the Box Truck SPV Gross Rental Fees with respect to such Box Truck.

“Fleet Owner Percentage” means 68.0% or such greater percentage as the Fleet Manager and the Box Truck SPVs agree in writing from time to time.

“Ford” means Ford Motor Company, a Delaware corporation, and its successors.

“Foreign Clearing Agency” means Clearstream and Euroclear.

“Funded Box Trucks” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Global Note” means a Note in registered form evidencing Book-Entry Notes.

“GM” means General Motors Corporation, a Delaware corporation, and its successors.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Agreement” means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by the Issuers in connection with the issuance of a Series of Notes, as specified in the applicable Series Supplement, providing protection against interest rate risks.

“Hedge Payments” means amounts payable to or receivable by the Issuers pursuant to any Hedge Agreement.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) all net obligations under any interest rate swap contracts, interest rate cap agreements or similar contracts and (g) all Contingent Obligations of such Person in respect of any of the foregoing.

“Indenture” means the 2010-1 Base Indenture, together with any Series Supplement in effect, as the same may be amended, modified or supplemented from time to time by Supplements thereto in accordance with its terms.

“Independent Manager” is defined (i) with respect to USF, in Schedule A to the USF Limited Liability Company Agreement, (ii) with respect to each Box Truck SPV, in Schedule A to the applicable Box Truck SPV Limited Liability Company Agreement, and (iii) with respect to the Nominee Titleholder, in Schedule A to the Nominee Titleholder Limited Liability Company Agreement.

“Ineligible Box Truck” means a Box Truck that is not an Eligible Box Truck.

“Initial Aggregate Note Balance” means, with respect to any Series of Notes, the aggregate initial principal amount specified in the applicable Series Supplement.

“In-Service Date” means, with respect to any Box Truck, the first date on which such Box Truck is available for rental in the System.

“Interest Period” means, with respect to any Series of Notes, the period from and including the preceding Payment Date to but excluding the current Payment Date; provided, however, that (x) the initial Interest Period with respect to such Series of Notes shall commence on the Closing Date for such Series and (y) the final Interest Period shall end on, and exclude, the Payment Date on which the Notes of such Series shall have been paid in full.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Box Truck Collection Account, the Box Truck Purchase Account and any Series Account.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

“Issuer Accounts” means the Box Truck Collection Account, the Box Truck Purchase Account and each Series Account.

“Issuer Assets” means all assets of the Issuers.

“Issuer Obligations” means all principal, premium and interest, at any time and from time to time, owing by the Issuers with respect to the Notes, and all costs, fees, expenses, indemnities and all other amounts payable by, or obligations of, any Issuer under the Indenture and/or the Related Documents.

“Issuers” means, collectively, USF, TM Truck SPV, DC Truck SPV and TT Truck SPV, as co-issuers of the Notes.

“Legal Final Maturity Date” means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the maturity date of the Notes of such Series.

“Letter of Representation” means, with respect to a Series of Notes having Book-Entry Notes, the letter of representation from the Issuers to the Clearing Agency or the Foreign Clearing Agency with respect to such Series, or as otherwise provided in the applicable Series Supplement.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

“Management Standard” is defined in Section 2.5 of the SPV Fleet Owner Agreement.

“Manager” is defined (i) with respect to USF, in Schedule A to the USF Limited Liability Company Agreement, (ii) with respect to each Box Truck SPV, in Schedule A to the applicable

Box Truck SPV Limited Liability Company Agreement, and (iii) with respect to the Nominee Titleholder, in Schedule A to the Nominee Titleholder Limited Liability Company Agreement.

“Material Adverse Effect” means, with respect to any occurrence, event or condition:

(i)           a materially adverse effect on the ability of UHI, any Box Truck SPV, the Nominee Titleholder or USF to perform its obligations under any of the Related Documents;

(ii)           an adverse effect on (a) the validity or enforceability of any Related Document or the rights and remedies of the Trustee or any Issuer under any Related Document to which it is a party or (b) the validity, priority or perfection of the Trustee’s Lien on the Collateral; or

(iii)           a materially adverse effect on (a) the Noteholders, (b) the ownership interest of any Box Truck SPV in its respective Box Trucks, (c) the value of the Box Trucks or (d) the value or collectibility of the Fleet Owner Commissions or Other Fleet Owner Payments generated by the Box Trucks.

“Member” is defined (i) with respect to USF, in Schedule A to the USF Limited Liability Company Agreement, (ii) with respect to each Box Truck SPV, in Schedule A to the applicable Box Truck SPV Limited Liability Company Agreement, and (iii) with respect to the Nominee Titleholder, in Schedule A to the Nominee Titleholder Limited Liability Company Agreement.

“Monthly Administration Fee” means, for any Determination Date, one-twelfth of the product of (i) 0.04% and (ii) the Aggregate Assumed Asset Value as of the immediately preceding Determination Date.

“Monthly Advance” is defined in Section 3.7 of the SPV Fleet Owner Agreement.

“Monthly Advance Reimbursement Amount” means, with respect to any Series of Notes Outstanding, the amount specified in the applicable Series Supplement.

 “Monthly Fleet Owner Payment” means, for any Monthly Fleet Owner Payment Date, the Monthly SPV Fleet Owner Net Cash Flow for the Related Monthly Period.

“Monthly Fleet Owner Payment Date” means the third Friday of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing November 19, 2010.

“Monthly Insurance Payment” is defined in Section 2.4 of the SPV Fleet Owner Agreement.

“Monthly Nominee Titleholder Fee” means, for any Determination Date, one-twelfth of the product of (i) 0.01% and (ii) the Aggregate Assumed Asset Value as of the immediately preceding Determination Date.

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit to the applicable Series Supplement.

“Monthly Period” means each calendar month; provided, however, that the initial Monthly Period shall be the period from and including the Effective Date to and including October 31, 2010.

“Monthly Report” is defined in Section 4.1(b) of the 2010-1 Base Indenture.

“Monthly SPV Fleet Owner Net Cash Flow” means, for any Monthly Period, the sum of the SPV Fleet Owner Net Cash Flows for each Box Truck during such Monthly Period.

“Moody’s” means Moody’s Investors Service, Inc.

“Nevada Limited Liability Company Act” means Title 7, Chapter 86 of the Nevada Revised Statues, as amended from time to time.

“New York UCC” means the UCC in effect from time to time in the State of New York.

“Nominee Titleholder” means 2010 U-Haul Titling 3, LLC as nominee titleholder for each Box Truck SPV appointed pursuant to the Nominee Titleholder Agreement.

“Nominee Titleholder Agreement” means the Nominee Titleholder Agreement, dated as of the Effective Date, among the Nominee Titleholder, the Trustee, UHI and each Box Truck SPV, as amended, modified or supplemented from time to time in accordance with its terms.

“Nominee Titleholder Limited Liability Company Agreement” means the Operating Agreement of the Nominee Titleholder, dated as of October 1, 2010, between U-Haul Co. of Arizona and the Nominee Titleholder’s Independent Managers, as amended, modified or supplemented from time to time in accordance with its terms.

“Note Balance Shortfall” means, as of any Determination Date, the excess, if any, of (i) the Aggregate Note Balance as of the Related Payment Date (after giving effect to all principal payments to be made on such Payment Date) over (ii) the excess of (x) the Discounted Aggregate Asset Amount as of such Determination Date over (y) the Cumulative Partial Amortization Payment Amount as of such Determination Date.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

“Note Rate” means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

“Note Register” is defined in Section 2.6(a) of the 2010-1 Base Indenture.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” is defined in the recitals to the 2010-1 Base Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of USF, any Box Truck SPV, the Nominee Titleholder and/or UHI, as the case may be.

 “Operating Expenses” means, with respect to each Box Truck, the Monthly Insurance Payment with respect to such Box Truck and all maintenance, repair, licensing and titling costs with respect to or allocated to such Box Truck by the Fleet Manager in accordance with the terms of the SPV Fleet Owner Agreement.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be counsel to USF, any Box Truck SPV, the Nominee Titleholder or UHI, as the case may be.  For purposes of Section 8.11(e) of the 2010-1 Base Indenture, any legal counsel employed by UHI, which may be an employee of UHI, shall be deemed to be reasonably acceptable to the Trustee.

“Other Assets” is defined in Section 14.19 of the 2010-1 Base Indenture.

“Other Fleet Owner Payments” means, with respect to each Box Truck, the sum of (i) all warranty payments and (ii) all Safemove Fees, less the amount thereof payable to Republic Western Insurance Company or any other insurance carrier in respect of the related Safemove, in each case with respect to such Box Truck.

“Other Modifications” is defined in Section 1.1 of the Box Truck Purchase Agreement.

“Outstanding” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

 “Partial Amortization Payment” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“Paying Agent” means any paying agent appointed pursuant to Section 2.7(a) of the 2010-1 Base Indenture.

“Payment Date” means the twenty-fifth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing on November 26, 2010.

“PBGC” means Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Performance Guaranty” means the Guarantee dated as of October 1, 2010 in favor of the Trustee by AMERCO of the timely payment and performance by UHI of its obligations under the SPV Fleet Owner Agreement and the Administration Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

“Permitted Investments” means negotiable instruments or securities, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or book-entry form which evidence (excluding any security with the “r” symbol attached to its rating):

(i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” or higher by Moody’s and “A-1+” by Standard & Poor’s and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor’s of not lower than “AA-”;

(iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Moody’s of “P-1” and Standard & Poor’s of “A-1+”;

(iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v) investments in money market funds (including any money market mutual funds or common trust funds and including any funds managed, sponsored or administrated by the Trustee or an Affiliate thereof and for which the Trustee or an Affiliate thereof received a fee) (x) rated “Aaa” by Moody’s and “AAAm” by Standard & Poor’s or (y) with respect to the investment in which the Rating Agency Condition has been satisfied;

(vi) Eurodollar time deposits having a credit rating from Moody’s of “P-1” and Standard & Poor’s of “A-1+”;

(vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “P-1” by Moody’s and “A-1+” by Standard & Poor’s or which otherwise is approved as to collateralization by the Rating Agency; and

(viii) any other instruments or securities with respect to the investment in which the Rating Agency Condition has been satisfied.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) the Liens in favor of the Box Truck SPVs created pursuant to the SPV Fleet Owner Agreement or the Box Truck Purchase Agreement, (iv) the Liens in favor of the Trustee created pursuant to the Indenture or (v) the Liens created on Other Assets in connection with a Permitted Note Issuance pursuant to any Permitted Note Issuance Related Documents; provided that, in the case of clauses (i) and (ii), such Liens do not create any material risk of foreclosure of any asset and the failure to make payment pending resolution could not reasonably be expected to result in a Material Adverse Effect.

“Permitted Note Issuance” means the issuance by USF and one or more Permitted Note Issuance SPVs of one or more series of notes (a) that are secured solely by Other Assets of USF and all assets of such Permitted Note Issuance SPVs including, among other things, a security interest in box trucks, vans and/or pickup trucks being acquired, directly or indirectly, with the proceeds of such notes, one or more fleet owner agreements pursuant to which UHI agrees to make such box trucks, vans and/or pickup trucks available for rental in the System and the equity interests in each Permitted Note Issuance SPV owning such box trucks, vans and/or pickup trucks held by USF and (b) with respect to the issuance of which the Rating Agency Condition shall have been satisfied.

“Permitted Note Issuance Indenture” means any indenture pursuant to which Permitted Notes are issued by USF and/or one or more Permitted Note Issuance SPVs.

“Permitted Note Issuance Rating Agency Condition” means, with respect to any action, that the Rating Agency shall have notified the Issuers and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any series of Permitted Notes.

“Permitted Note Issuance Related Documents” means each Permitted Note Issuance Indenture, each Permitted Note Issuance SPV Limited Guarantee and any other agreements or instruments entered into by USF or a Permitted Note Issuance SPV in connection with any Permitted Note Issuance.

“Permitted Note Issuance SPV” means a special purpose, bankruptcy-remote entity, other than a Box Truck SPV, which is a direct wholly-owned subsidiary of USF and which owns box trucks, vans and/or pickup trucks engaged in a Permitted Note Issuance.

“Permitted Note Issuance SPV Limited Guarantee” means a guarantee by a Permitted Note Issuance SPV of, among other things, the obligations of USF under the Indenture, substantially identical, mutatis mutandis, to Exhibit B to the 2010-1 Base Indenture.

“Permitted Note Issuance Trustee” means a Person party to a Permitted Note Issuance Indenture as trustee.

“Permitted Notes” means any series of notes issued by USF and/or one or more Permitted Note Issuance SPVs in connection with a Permitted Note Issuance.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“Placement Agency Agreement” means any agreement pursuant to which one or more Placement Agents agree with the Issuers and UHI to place Notes with, or purchase Notes for resale to, investors.

“Placement Agent” means any Person in its capacity as a placement agent or an initial purchaser under a Placement Agency Agreement.

“Potential Enforcement Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Enforcement Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Potential Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Termination Event.

“Pre-Funding Period” means, the period specified in the Series Supplement with respect to the initial Series of Notes issued under the Indenture.

“Principal Terms” is defined in Section 2.4 of the 2010-1 Base Indenture.

“Pro Forma DSCR” means, as of any Disposition Date, the ratio of (a) the sum of (i) the sum of the aggregate SPV Fleet Owner Net Cash Flows for all Remaining Box Trucks as of such Disposition Date during the twelve (12) Monthly Periods preceding the Determination Date immediately preceding such Disposition Date (or, if such Disposition Date is also a Determination Date, during the twelve (12) Monthly Periods preceding such Determination Date) (which, for the avoidance of doubt, shall not include the amount of any Monthly Advance) and (ii) all Investment Income (other than Investment Income earned on amounts on deposit in the Box Truck Purchase Account) for such twelve (12) Monthly Periods to (b) the sum of (i) the sum of (X) the Pro Forma Targeted Principal Amount and (Y) the Pro Forma Interest Amount, in each case as of each of the twelve (12) Determination Dates preceding such Disposition Date  (or, if such Disposition Date is also a Determination Date, as of such Determination Date and the eleven (11) Determination Dates preceding such Determination Date) and (ii) any Targeted Note Balance Shortfall on the thirteenth (13th) Determination Date preceding such Disposition Date

(or, if such Disposition Date is also a Determination Date, on the twelfth (12th) Determination Date preceding such Determination Date); provided that on any Disposition Date occurring prior to the thirteenth (13th) Determination Date immediately following the Effective Date, the Pro Forma DSCR shall be calculated based only on the number of Monthly Periods and Determination Dates occurring since the Effective Date.

“Pro Forma Interest Amount” means, as of any Determination Date, the product of (i) one-twelfth of the Note Rate and (ii) the sum of (x) the sum, for all Remaining Box Trucks, as of the Calculation Date, of the aggregate Discounted Asset Value of such Remaining Box Trucks as of the immediately preceding Determination Date (or, in the case of the initial Determination Date, as of the Effective Date or, in the case of any Box Truck that became a Funded Box Truck after the Effective Date but prior to the initial Determination Date, as of the applicable Subsequent Funding Date) and (y) any Targeted Note Balance Shortfall as of the immediately preceding Determination Date (which, for the purposes of the initial Determination Date, shall equal zero).

 “Pro Forma Targeted Principal Amount” means, as of any Determination Date, the sum, for all Remaining Box Trucks, as of the Calculation Date, of the amount, if any, by which (i) the aggregate Discounted Asset Value of such Remaining Box Trucks as of the immediately preceding Determination Date (or, in the case of the initial Determination Date, as of the Effective Date or, in the case of any Box Truck that became a Funded Box Truck after the Effective Date but prior to the initial Determination Date, as of the applicable Subsequent Funding Date) exceeds (ii) the aggregate Discounted Asset Value of such Remaining Box Trucks as of such Determination Date.

“Proceeding” means any suit in equity, action or law or other judicial or administrative proceeding.

“Proceeds” has the meaning set forth in Section 9-102(a)(64) of the applicable UCC.

“Purchased Assets” is defined in Section 1.1 of the Box Truck Purchase Agreement.

“Purchase Price” is defined in Section 1.1 of the Box Truck Purchase Agreement.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $500,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “AA-” by Standard & Poor’s and “Aa3” by Moody’s.

“Rapid Amortization Event” is defined in Section 10.1 of the 2010-1 Base Indenture.

“Rating Agency” means Moody’s.

“Rating Agency Condition” means, with respect to any action, that the Rating Agency shall have notified the Issuers and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating (in effect immediately before the taking of such action) of the Notes.

“Record Date” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Registrar” is defined in Section 2.6(a) of the 2010-1 Base Indenture.

“Related Documents” means, collectively, the Indenture, the Notes, the Nominee Titleholder Agreement, the Administration Agreement, the Account Control Agreements, the Box Truck SPV Limited Liability Company Agreements, the USF Limited Liability Agreement, the Performance Guaranty, each Sale and Contribution Agreement, any Placement Agency Agreement, any other agreements relating to the issuance or the purchase of any Series of Notes, the Box Truck Purchase Agreement and the SPV Fleet Owner Agreement.

“Related Monthly Period” means, with respect to any Payment Date, any Determination Date, any Calculation Date or any Monthly Fleet Owner Payment Date, the Monthly Period immediately preceding the Monthly Period in which such Payment Date, Determination Date, Calculation Date or Monthly Fleet Owner Payment Date occurs.

“Related Payment Date” means, with respect to any Determination Date, the Payment Date next succeeding such Determination Date.

“Remaining Box Trucks” means, with respect to any Disposition Date, all Box Trucks subject to the SPV Fleet Owner Agreement remaining after giving effect to all sales, transfers or other dispositions of any Box Trucks on such Disposition Date.

“Rental Company” means each wholly-owned subsidiary of UHI acting as a regional marketing company pursuant to a Rental Company Contract.

“Rental Company Contract” means each Rental Company Contract between a Rental Company and UHI, substantially in the form of Exhibit A to the SPV Fleet Owner Agreement, pursuant to which UHI agrees to make trucks, trailers and other rental equipment available to the System in the Rental Company’s territory and the Rental Company agrees to merchandise, maintain and repair such rental equipment.

“Rental Dealer” means any U-Haul operated retail moving center or independent dealer offering truck rental services in the United States or Canada.

“Required Noteholders” means Noteholders holding in excess of 50% of the Aggregate Note Balance (excluding, for the purposes of making the foregoing calculation, any Notes held by any Issuer or any Affiliate of any Issuer).

“Required Payment” means, with respect to any Series of Notes Outstanding, the amount specified in the applicable Series Supplement.

 “Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-1” and (ii) a long-term unsecured debt rating of not less than “Aa3” by Moody’s.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation, articles of association and by-laws, articles of organization, operating agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“RTAC” means RTAC, LLC, a Nevada limited liability company, which is the direct parent of USF and an indirect wholly-owned subsidiary of UHI.

“RTAC Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the Effective Date, by and among RTAC, UHI and USF, together with each Bill of Sale (as defined therein) and each other document delivered pursuant thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Safemove” means the optional insurance policy providing a damage waiver, cargo protection and medical and life coverage offered through the System to rental customers of the Box Trucks.

“Safemove Fee” means, with respect to any Box Truck, the fee paid by a rental customer of such Box Truck in order to obtain Safemove.

“Sale and Contribution Agreements” means, collectively, the RTAC Sale and Contribution Agreement and the UHLS Sale Agreement.

“Seasonal Depreciation Percentage” means, with respect to any Monthly Period, the percentage set forth for such calendar month under the heading “Seasonal Depreciation” on the Assumed Asset Value Schedule.

“Secured Parties” is defined in Section 3.1(a) of the 2010-1 Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreements” means, collectively, the Indenture, the Notes, the Administration Agreement, the Nominee Titleholder Agreement and the Account Control Agreements.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes.

“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the 2010-1 Base Indenture and a Series Supplement.

“Series Supplement” means, with respect to any Series of Notes, a supplement to the 2010-1 Base Indenture complying with the terms of Section 2.3 of the 2010-1 Base Indenture, executed in conjunction with any issuance of any Series of Notes.

 “SPV Fleet Owner Agreement” means the 2010-1 Box Truck SPV Fleet Owner Agreement, dated as of the Effective Date, among TM Truck SPV, DC Truck SPV, TT Truck SPV and UHI, as the Fleet Manager thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

“SPV Fleet Owner Net Cash Flow” means, with respect to each Box Truck subject to the SPV Fleet Owner Agreement during each Monthly Period, (x) the sum of (i) the Fleet Owner Commissions with respect to such Box Truck during such Monthly Period and (ii) the Other Fleet Owner Payments with respect to such Box Truck during such Monthly Period, less (y) the Operating Expenses with respect to such Box Truck during such Monthly Period.

“Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Subsequent Box Truck” is defined in the applicable Series Supplement.

“Subsequent Funding Date” is defined in the applicable Series Supplement.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supplement” means a supplement to the 2010-1 Base Indenture complying (to the extent applicable) with the terms of Article 13 of the 2010-1 Base Indenture.

“Swap Rate” means, as of any date of determination, the mid-market swap rate appearing on page 19901 of the Telerate service (or any successor service), adjusted for monthly compounding.

“System” means the network of retail moving centers operated by U-Haul and independent dealers offering truck rental services throughout the United States and Canada.

 “Targeted Note Balance Shortfall” means, as of any Determination Date, the excess, if any, of the Aggregate Note Balance as of the Related Payment Date (after giving effect to all principal payments to be made on such Payment Date) over the Discounted Aggregate Asset Amount as of such Determination Date.

“Targeted Principal Payment” means, for any Payment Date, the amount, if any, by which (i) the Aggregate Note Balance on such Payment Date (before giving effect to any payments on the Notes on such Payment Date) exceeds (ii) the excess of (x) the Discounted Aggregate Asset Amount as of the Determination Date with respect to such Payment Date over (y) the Cumulative Partial Amortization Payment Amount as of such Determination Date.

“Termination Event” means any of the events described in Section 8.2 of the SPV Fleet Owner Agreement.

 “TM Truck” means a model year 2010 or model year 2011 ten-foot box truck owned by TM Truck SPV.

“TM Truck SPV” means 2010 TM-1, LLC, a Nevada limited liability company, and its permitted successors.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or any trust officer of the Corporate Trust Office responsible for the administration of the 2010-1 Base Indenture.

“Trustee” means the party named as such in the 2010-1 Base Indenture until a successor replaces it in accordance with the applicable provisions of the 2010-1 Base Indenture and thereafter means the successor serving thereunder.

“Trustee Fee” means, for each Payment Date, the monthly fee payable by the Issuers to the Trustee, as set forth in the fee letter dated the Effective Date from the Trustee to the Issuers.

“TT Truck” means a model year 2010 or model year 2011 twenty-foot box truck owned by TT Truck SPV.

“TT Truck SPV” means 2010 TT-1, LLC, a Nevada limited liability company, and its permitted successors.

“Twelve-Month DSCR” means, as of any Determination Date, the ratio of (a) the sum of (i) the sum of the aggregate SPV Fleet Owner Net Cash Flows for all Box Trucks subject to the SPV Fleet Owner Agreement as of the last day of the Related Monthly Period during the twelve (12) Monthly Periods preceding such Determination Date (which, for the avoidance of doubt, shall not include the amount of any Monthly Advance) and (ii) all Investment Income (other than Investment Income earned on amounts on deposit in the Box Truck Purchase Account) for the twelve (12) Monthly Periods preceding such Determination Date to (b) the sum of (i) the sum of (X) the DSCR Targeted Principal Amount and (Y) the DSCR Interest Amount, in each case as of such Determination Date and each of the eleven (11) Determination Dates preceding such Determination Date plus (ii) any Note Balance Shortfall on the twelfth (12th) Determination Date preceding such Determination Date minus (iii) 50% of the amount, if any, by which (X) the

Discounted Aggregate Asset Amount as of the immediately preceding Determination Date exceeded (Y) the Aggregate Note Balance as of the immediately preceding Payment Date (after giving effect to any payments on the Notes on such Payment Date); provided that the Twelve-Month DSCR shall not be calculated on each of the first three Determination Dates immediately following the Effective Date; provided further that on each of the fourth through eleventh Determination Dates immediately following the Effective Date, the Twelve-Month DSCR shall be calculated based only on the number of Monthly Periods and Determination Dates occurring since the Effective Date.

“2010-1 Base Indenture” means the 2010-1 Box Truck Base Indenture, dated as of the Effective Date, among USF, TM Truck SPV, DC Truck SPV and TT Truck SPV, as co-issuers, and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms, exclusive of Series Supplements creating new Series of Notes.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“U-Haul” means, collectively, UHI together with those of its subsidiaries engaged in moving and storage operations.

“UHI” means U-Haul International, Inc., a Nevada corporation and its permitted successors.

“UHLS” means U-Haul Leasing & Sales Co., a Nevada corporation.

“UHLS Sale Agreement” means the Sale Agreement, dated as of the Effective Date, by and among UHLS, UHI and RTAC, together with each Bill of Sale (as defined therein) and each other document delivered pursuant thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Uneconomical Box Truck” means a Box Truck with respect to which the Operating Expenses exceed the sum of (x) the Fleet Owner Commissions generated by such Box Truck and (y) the Other Fleet Owner Payments with respect to such Box Truck in either (i) each of six (6) consecutive Monthly Periods or (ii) any six (6) Monthly Periods during any nine (9) consecutive Monthly Periods.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Government Obligations” means (i) direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations, or (ii) any other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act.

“USF” means 2010 U-Haul S Fleet, LLC, a Nevada limited liability company, and its permitted successors.

“USF Assets” means all assets of USF.

“USF Collateral” is defined in Section 3.1(a) of the 2010-1 Base Indenture.

“USF Limited Liability Company Agreement” means the Operating Agreement of USF, dated as of October 1, 2010, between RTAC and USF’s Independent Managers, as amended, modified or supplemented from time to time in accordance with its terms.

“VIN” means vehicle identification number.

 “written” or “in writing” means any form of written communication, including by means of telex, telecopier device, telegraph, email or cable.